UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2021
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

Effective July 22, 2021, the Board of Directors (the “Board”) of Centennial Resource Development, Inc. (the “Company”) appointed Vidisha Prasad to the Board. The Board has determined that Ms. Prasad satisfies the definition of “independent director” under the NASDAQ listing standards. Ms. Prasad has been designated as a Class II director with a term expiring at the next annual meeting of the Company’s stockholders. She was also appointed to serve on the Board’s Audit Committee and Nominating, Environmental, Social and Governance Committee.

There are no arrangements or understandings between Ms. Prasad and any other person pursuant to which she was selected as a director. Furthermore, there are no transactions between Ms. Prasad or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (the “SEC”).

Ms. Prasad will be paid compensation in the same manner as the Company’s other non-employee directors. Information concerning the current cash and equity compensation of the Company’s non-employee directors is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2021.

Resignation of Current Director

Effective July 22, 2021, Karl Bandtel resigned as a director of the Company and from all committees of the Board on which he served. Mr. Bandtel’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Ms. Prasad’s appointment, the size of the Board will remain at nine directors following Mr. Bandtel’s resignation.

Item 7.01. Regulation FD Disclosure.

On July 22, 2021, the Company issued a press release announcing the appointment of Ms. Prasad to the Board and the resignation of Mr. Bandtel. A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated July 22, 2021 of Centennial Resource Development, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ GEORGE S. GLYPHIS
George S. Glyphis Vice President, Chief Financial Officer and Assistant Secretary

Date:	July 22, 2021